Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and 2000 Employee Stock Purchase Plan of Centillium Communications, Inc., of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Centillium Communications, Inc. included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
February 14, 2003